Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Vintage Equity Fund (the "Fund"), a portfolio of Vintage Mutual Funds, Inc. (the "Trust"), hereby appoint Patricia Bonavia, Jeff Lorenzen and Amy
Mitchell and each of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 15, 2005, at 1415 28th Street, West Des Moines, Iowa, at 10:00 a.m. (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL:   To approve or disapprove a proposed Agreement and Plan of
          Reorganization pursuant to      which Federated Capital
          Appreciation Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Vintage Equity Fund in exchange for
          Class A Shares of Federated     Capital Appreciation Fund to be
          distributed pro rata by Vintage Equity Fund to its shareholders, in complete liquidation and termination of Vintage Equity Fund.

     FOR          [   ]

     AGAINST[   ]

     ABSTAIN      [   ]




                                    YOUR VOTE IS IMPORTANT

                        Please complete, sign and return this card as soon as possible.


                                                Dated

                                                Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                                                    Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Vintage Growth Fund (the "Fund"), a portfolio of Vintage Mutual Funds, Inc. (the "Trust"), hereby appoint Patricia Bonavia, Jeff Lorenzen and Amy Mitchell and each of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 15, 2005, at 1415 28th Street, West Des Moines, Iowa, at 10:00 a.m. (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL:   To approve or disapprove a proposed Agreement and Plan of
          Reorganization pursuant to      which Federated Capital
          Appreciation Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Vintage Growth Fund in exchange for
          Class A Shares of   Federated Capital Appreciation Fund to be
          distributed pro rata by Vintage Growth Fund to    its shareholders,
          in complete liquidation and termination of Vintage Growth Fund.


FOR               [   ]

AGAINST           [   ]

ABSTAIN           [   ]



                                    YOUR VOTE IS IMPORTANT

                        Please complete, sign and return this card as soon as possible.


                                                Dated

                                                Signature


Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.